As filed with the Securities and Exchange Commission on April 10, 2007.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMVESCAP PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Finsbury Square
London
EC2A 1AG United Kingdom
Telephone: 011-44-207-638-0731
Facsimile: 011-44-207-065-3962
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Kevin Carome
General Counsel
AMVESCAP PLC
1360 Peachtree Street N.E.
Atlanta, Georgia 30309
Telephone: (404) 479-2863
Facsimile: (404) 962-8293
(Name, address, and telephone number,
of agent for service)

Copies to:

Mark F. McElreath
Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Telephone: (212) 210-9595
Facsimile: (212) 210-9444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

TABLE OF GUARANTORS / ADDITIONAL REGISTRANTS

The following subsidiaries of AMVESCAP PLC may be guarantors of any debt securities offered by AMVESCAP PLC and are co-registrants:

	State or other	Primary Standard
	jurisdiction of	Industrial	I.R.S. Employer
Exact name of registrant	incorporation or	Classification Code	Identification
as specified in its charter	organization	Number	Number

A I M Management Group Inc.(1)	Delaware	551112	76-0528004
A I M Advisors, Inc.(1)	Delaware	523900	74-1881364
INVESCO Institutional (N.A.), Inc.(2)	Delaware	523900	58-1707262
INVESCO North American Holdings, Inc.(3)	Delaware	523900	51-0264787

(1)	The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is 11 Greenway Plaza, Suite 100, Houston, Texas 77046; Telephone: (800) 347-1919; Facsimile: (713) 214-7596. The agent for service for this co-registrant is Kevin Carome, AMVESCAP PLC – General Counsel, who is located at 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2863; Facsimile: (404) 962-8293.

(2)	The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is One Midtown Plaza, 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 892-0896; Facsimile: (404) 439-4911. The agent for service for this co-registrant is Kevin Carome, AMVESCAP PLC – General Counsel, who is located at 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2863; Facsimile: (404) 962-8293.

(3)	The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2888; Facsimile: (404) 724-4248. The agent for service for this co-registrant is Kevin Carome, AMVESCAP PLC – General Counsel, who is located at 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2863; Facsimile: (404) 962-8293.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum aggregate offering price per unit/
Title of each class of	Proposed maximum offering price/
securities to be registered	Amount of registration fee
Debt Securities	(1)
Guarantees of Debt Securities(2)

(l)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. No separate consideration will be received for the guarantees. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Pursuant to Rule 457(n), no registration fee is required for the guarantees.

(2)	See the Table of Guarantors / Additional Registrants above.

Prospectus

Debt Securities
Guarantees of Debt Securities

The securities listed above may be offered and sold by us. We will provide the specific terms of these securities including the price and amount of securities to be offered in prospectus supplements. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in these securities involves certain risks. You should refer to the “Risk Factors” included in our annual report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference herein, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2007.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities listed in this prospectus in one or more offerings. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date.

Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with the additional information described under the heading “Where You Can Find More Information.”

The terms “we,” “our,” “ours” and “us” refer to AMVESCAP PLC and our consolidated subsidiaries.

THE COMPANY

AMVESCAP provides retail, institutional and high-net-worth clients with a distinctive array of investment management capabilities through a variety of brands across the globe. AMVESCAP’s sole business is asset management. At December 31, 2006, AMVESCAP managed $462.6 billion in assets under management (AUM) around the world under the AIM, AIM Trimark, Atlantic Trust, INVESCO, Invesco Perpetual, PowerShares and WL Ross & Co. brands.

The key drivers of success for AMVESCAP are long-term investment performance and client service, delivered across a diverse spectrum of products, distribution channels, geographic areas and market exposures. By achieving success in these areas, we seek to generate positive net flows and increased AUM. We are affected significantly by market movements, which are beyond our control; however, we endeavor to mitigate the impact of market movement by offering broad product diversification. We measure relative investment performance by comparing our products to competing products and industry benchmarks. Generally, distributors, investment advisors and consultants heavily weigh longer-term performance (e.g. three-year and five-year performance) in selecting the products they recommend to their customers, although shorter term performance may be an important consideration. Third-party ratings can also have an influence on client investment decisions. Quality of client service is monitored in a variety of ways, including periodic client satisfaction surveys, analysis of response times and redemption rates, competitive benchmarking of services and obtaining feedback from investment consultants.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	8.73	4.48	1.38	1.58	2.48

These ratios include AMVESCAP and its subsidiaries. For purposes of computing the ratio of earnings to fixed charges, earnings consist of profit before taxation plus fixed charges. Fixed charges consist of interest costs and an estimate of the interest cost within rental expense. The financial information presented above for each of the years in the three-year period ended December 31, 2006 is based on financial statements prepared in accordance with International Financial Reporting Standards, or IFRS. The financial information presented above for each of the years in the two-year period ended December 31, 2003, is based on financial statements prepared in accordance with generally accepted accounting practices in the United Kingdom, which differ in material respects from IFRS.

VALIDITY OF THE SECURITIES

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. Certain matters of English law will be passed upon by Linklaters, our English counsel. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

ENFORCEABILITY OF LIABILITIES

AMVESCAP PLC is a company incorporated under the laws of England and Wales. Certain of our directors and officers and certain experts named in this prospectus are residents of England, and all or a substantial portion of their assets are located outside the United States. As a result, you may not be able to effect service of legal process upon those directors, officers, and experts who are not residents of the United

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States or enforce against them judgments of courts of the United States predicated upon civil liability provisions of the federal or state securities laws of the United States. Our English solicitors, Linklaters, have advised us that there is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of certain liabilities predicated upon such securities laws.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our annual report on Form 20-F as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

We are “incorporating by reference” into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference our annual report on Form 20-F for the fiscal year ended December 31, 2006, as well as any future annual reports on Form 20-F, and reports on Form 6-K (only if we specifically indicate in a particular Form 6-K that such Form 6-K is to be incorporated by reference into this prospectus) we may file with or furnish to the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act, until such time as we sell all the securities offered by this prospectus.

Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.

We will provide a copy of the documents we incorporate by reference (including any exhibits specifically incorporated by reference in such documents), at no cost, to any person who receives this prospectus. We will provide upon written or oral request a copy of the documents we incorporate by reference. To request a copy of any or all of these documents, you should write or telephone us at: 1360 Peachtree Street, N.E., Atlanta, Georgia 30309 (facsimile: 404-962-8156; telephone: 404-479-1095), Attention: Investor Relations.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Except as hereinafter provided, there is no provision of our Memorandum or Articles of Association or any contract, arrangement or statute under which any of our directors, managing directors, managers, officers or auditors are insured or indemnified in any manner against any liability that he or she may incur in their capacity as such.

Our Articles of Association provide that, subject to the provisions of the U.K. Companies Acts 1985, as amended, each of our directors, managing directors, managers, officers and auditors shall be indemnified by us against all costs, charges, expenses, losses or liabilities incurred by him or her in the execution of the duties of their office or otherwise relating to their office, including liabilities incurred by him or her in defending any proceedings.

We also maintain insurance for our directors and officers against any liabilities, including any which may attach to them in respect of any negligence, default, breach of duty or breach of trust that he or she may be guilty of in relation to us.

Item 9.	Exhibits

Exhibit
No.	Description of Exhibit

4.1	Form of Indenture
5.1	Opinion of Alston & Bird LLP*
5.2	Opinion of Linklaters*
12.1	Statement regarding computation of earnings to fixed charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1	Power of Attorney for the directors and officers of AMVESCAP PLC (included on page II-4 through II-5 hereof)
24.2	Powers of Attorney for the directors and officers of the guarantors (included on pages II-6 through II-9 hereof)
25.1	Statement of Eligibility of The Bank of New York

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 10.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)     Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)     Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2007.
AMVESCAP PLC

By:	/s/ Martin L. Flanagan
Name: Martin L. Flanagan

Title:	President and Chief Executive Officer;
Director

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of AMVESCAP PLC hereby severally constitute Martin L. Flanagan and Loren M. Starr, and each of them individually, our true and lawful attorneys with full power to them, and each of them individually, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our names and in our capacities as officers and directors to enable AMVESCAP PLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2007:

Name	Title

/s/ Martin L. Flanagan Martin L. Flanagan	President and Chief Executive Officer; Director (principal executive officer)

/s/ David A. Hartley David A. Hartley	Chief Accounting Officer (principal accounting officer)

/s/ Loren M. Starr Loren M. Starr	Chief Financial Officer (principal financial officer)

/s/ Rex D. Adams Rex D. Adams	Chairman of the Board of Directors and Non-Executive Director

/s/ Sir John Banham Sir John Banham	Non-Executive Director

/s/ Joseph R. Canion Joseph R. Canion	Non-Executive Director

/s/ Denis Kessler Denis Kessler	Non-Executive Director

/s/ Edward P. Lawrence Edward P. Lawrence	Non-Executive Director

/s/ J. Thomas Presby J. Thomas Presby	Non-Executive Director

/s/ James I. Robertson James I. Robertson	Director

Authorized Representative in the United States:

/s/ Loren M. Starr
Name: Loren M. Starr

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2007.

A I M MANAGEMENT GROUP INC.

By:	/s/ Philip A. Taylor
Name: Philip A. Taylor

Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of A I M Management Group, Inc. hereby severally constitute Philip A. Taylor and David A. Hartley, and each of them individually, our true and lawful attorneys with full power to them, and each of them individually, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our names and in our capacities as officers and directors to enable A I M Management Group Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2007:

Name	Title

/s/ Philip A. Taylor Philip A. Taylor	Director; Chief Executive Officer and President (principal executive officer)

/s/ David A. Hartley David A. Hartley	Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Gene L. Needles Gene L. Needles	Director

/s/ John M. Zerr John M. Zerr	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 10, 2007.

A I M ADVISORS, INC.

By:	/s/ Philip A. Taylor
Name: Philip A. Taylor

Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of A I M Advisors, Inc. hereby severally constitute Philip A. Taylor and David A. Hartley, and each of them individually, our true and lawful attorneys with full power to them, and each of them individually, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our names and in our capacities as officers and directors to enable A I M Advisors, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2007:

Name	Title

/s/ Philip A. Taylor Philip A. Taylor	Director; Chief Executive Officer and President (principal executive officer)

/s/ Loren M. Starr Loren M. Starr	Chief Financial Officer (principal financial officer)

/s/ David A. Hartley David A. Hartley	Chief Accounting Officer and Treasurer (principal accounting officer)

/s/ John M. Zerr John M. Zerr	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2007.

INVESCO INSTITUTIONAL (N.A.), INC.

By:	/s/ G. Mark Armour
Name: G. Mark Armour

Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of INVESCO Institutional (N.A.), Inc. hereby severally constitute G. Mark Armour and David A. Hartley, and each of them individually, our true and lawful attorneys with full power to them, and each of them individually, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our names and in our capacities as officers and directors to enable INVESCO Institutional (N.A.), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2007:

Name	Title

/s/ G. Mark Armour G. Mark Armour	Chairman; President and Chief Executive Officer (principal executive officer)

/s/ David A. Hartley David A. Hartley	Director; Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2007.

INVESCO NORTH AMERICAN HOLDINGS, INC.

By:	/s/ Martin L. Flanagan
Name: Martin L. Flanagan

Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of INVESCO North American Holdings, Inc. hereby severally constitute Martin L. Flanagan and Loren M. Starr, and each of them individually, our true and lawful attorneys with full power to them, and each of them individually, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our names and in our capacities as officers and directors to enable INVESCO North American Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2007:

Name	Title

/s/ Martin L. Flanagan Martin L. Flanagan	Chairman; President and Chief Executive Officer (principal executive officer)

/s/ Loren M. Starr Loren M. Starr	Director; Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Kevin M. Carome Kevin M. Carome	Director